Exhibit 99.1

IMMUCOR ENGAGES NEW INDEPENDENT AUDITORS

NORCROSS, GA. (December 5, 2005) – Immucor, Inc. (Nasdaq/NM: BLUD), the global leader in providing automated instrument-reagent systems to the blood transfusion industry, announced today the engagement of Grant Thornton LLP as its new independent registered public accounting firm, replacing Ernst & Young LLP.

This change in auditors, which is effective immediately, was approved by the Audit Committee of the Company’s Board of Directors.  The decision was not the result of any disagreement between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of its market segments.

For more information on Immucor, please visit our website at www.immucor.com.

Statements contained in this press release that are not statements of historical fact are “forward-looking statements” as that term is defined under federal securities laws, including, without limitation, all statements concerning Immucor’s expectations, beliefs, intentions or strategies for the future.  Forward-looking statements may be identified by words such as “plans,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “will,” “should” and other words of similar meaning. Further risks are detailed in Immucor’s filings with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Immucor assumes no obligation to update any forward-looking statements.